Exhibit 99.1

TransMedics Reports First Quarter 2025 Financial Results

Andover, Mass. – May 8, 2025 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today reported financial results for the quarter ended March 31, 2025.

Recent Highlights

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Total revenue of $143.5 million in the first quarter of 2025, a 48% increase compared to the first quarter of 2024
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Generated net income of $25.7 million or $0.70 per fully diluted share in the first quarter of 2025
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Raising full year 2025 revenue guidance to $565 million to $585 million
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Owned 21 aircraft as of March 31, 2025
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Announced strategic plan to open design center of excellence and new disposables manufacturing facility in Mirandola, Italy
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Hosted annual symposium at the International Society of Heart and Lung Transplantation (ISHLT) 45th Annual Meeting & Scientific Session in Boston; highlighted latest design and potential sample size of upcoming next-gen clinical programs
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10 abstracts and presentations at ISHLT featured OCS™ & NOP™ clinical value

“Overall, we are very pleased with our first quarter performance, which we believe underscores the unique attributes of our business and the ability to deliver strong top and bottom-line financial results,” said Waleed Hassanein, MD, President and Chief Executive Officer. “We are confident in our ability to sustain this momentum through 2025 and beyond by remaining laser focused on operational execution and leveraging the unrivaled capabilities of OCS NOP to expand the utilization of available donor organs for transplantation. Ultimately, this will enable us to deliver what we believe to be the best possible clinical outcomes and most cost-efficient therapy for our transplant patients. We are grateful and humbled by the unwavering support of our clinical transplant partners and the resilience of our exceptional team.”

First Quarter 2025 Financial Results

Total revenue for the first quarter of 2025 was $143.5 million, a 48% increase compared to $96.9 million in the first quarter of 2024. The increase was due primarily to the increase in utilization of the Organ Care System (“OCS”), primarily in Liver and Heart through the National OCS Program ("NOP") as well as additional revenue generated by the addition of TransMedics logistics services.

Gross margin for the first quarter of 2025 was 61%, compared to 62% in the first quarter of 2024, and compared to 59% in the fourth quarter of 2024. The change from prior year is a result of a higher proportion of service revenue.

Operating expenses for the first quarter of 2025 were $60.8 million, compared to $47.5 million in the first quarter of 2024. The increase in operating expense was driven primarily by increased research and development investment as well as investment throughout the organization to support the growth of the company. First quarter operating expenses in 2025 included $8.7 million of stock compensation expense compared to $6.5 million of stock compensation expense in the first quarter of 2024.

Net income for the first quarter of 2025 was $25.7 million, 18% of revenue, compared to net income of $12.2 million in the first quarter of 2024.

Cash was $310.1 million as of March 31, 2025.

2025 Financial Outlook

TransMedics is raising its full year 2025 revenue guidance to be in the range of $565 million to $585 million, which represents 30% growth at the midpoint compared to the company’s prior year revenue. TransMedics’ full year 2025 revenue guidance as reported on February 27, 2025 was previously in the range of $530 million to $552 million.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Thursday, May 8, 2025. Investors interested in listening to the conference call may do so by dialing (844) 676-6010 for domestic callers or (412) 634-6944 for international callers and ask to be joined into the TransMedics call. A live and archived webcast of the event and the company’s slide presentation with information on first quarter 2025 financial results will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, future results and events, including financial guidance and projected estimates, potential clinical outcomes and therapies, and statements about our operations, operational execution, financial position, strategic plans and other business plans. For this purpose, all statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “could,” “target,” “predict,” “seek” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ include: the fluctuation of our financial results from quarter to quarter; our ability to attract, train, and retain key personnel; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject until maturity; our ability to sustain profitability; our need to raise additional funding and our ability to obtain it on favorable terms, or at all; our ability to use net operating losses and research and development credit carryforwards; that we have identified a material weakness in our internal control over financial reporting, and that we may identify additional material weaknesses in the future; our dependence on the success of the Organ Care System (“OCS”); our ability to expand access to the OCS through our National OCS Program (“NOP”); our ability to improve the OCS platform, including by developing the next generation of the OCS products or expanding into new indications; our ability to scale our manufacturing and sterilization capabilities to meet increasing demand for our products; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private and public payors of benefits offered by the OCS; our dependence on a limited number of customers for a significant portion of our revenue; our ability to maintain regulatory approvals or clearances for our OCS products in the United States, the European Union, and other select jurisdictions worldwide; our ability to adequately respond to Food and Drug Administration (“FDA”), or other competent authorities, follow-up inquiries in a timely manner; the impact of healthcare policy changes, including recently enacted or potential future legislation reforming the U.S. healthcare system or the FDA; the performance of our third-party suppliers and manufacturers; our use of third parties to transport donor organs and medical personnel for our NOP and our ability to maintain and grow our logistics capabilities to support our NOP to reduce dependence on third party transportation, including by means of attracting, training and retaining pilots, and the acquisition, maintenance or replacement of fixed-wing aircraft for our aviation transportation services or other acquisitions, joint ventures or strategic investments; our ability to maintain Federal Aviation Administration (“FAA”) or other regulatory licenses or approvals for our aircraft transportation services; price increases of the components of our products and maintenance, parts and fuel for our aircraft; the timing or results of post-approval studies and any clinical trials for the

OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products or services infringe, misappropriate or otherwise violate the intellectual property rights of third parties; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the extent and success of competing products or procedures that are or may become available; our ability to service our 1.50% convertible senior notes, due 2028; the impact of any product recalls or improper use of our products; our estimates regarding revenues, expenses and needs for additional financing; and other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information will be made available in our annual and quarterly reports and other filings that we make with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

Laine Morgan

332-895-3222

Investors@transmedics.com

TransMedics Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Net product revenue	$88,234	$61,325
Service revenue	55,303	35,525
Total revenue	143,537	96,850
Cost of revenue:
Cost of net product revenue	16,312	14,084
Cost of service revenue	38,997	22,804
Total cost of revenue	55,309	36,888
Gross profit	88,228	59,962

Gross margin	61%	62%

Operating expenses:
Research, development and clinical trials	17,160	11,380
Selling, general and administrative	43,625	36,161
Total operating expenses	60,785	47,541
Income from operations	27,443	12,421
Other income (expense):
Interest expense	(3,461)	(3,598)
Interest income and other income (expense), net	2,694	3,570
Total other expense, net	(767)	(28)
Income before income taxes	26,676	12,393
Provision for income taxes	(994)	(196)
Net income	$25,682	$12,197
Net income per share:
Basic	$0.76	$0.37
Diluted	$0.70	$0.35
Weighted average common shares outstanding:
Basic	33,721,603	32,760,190
Diluted	39,914,487	34,678,895

TransMedics Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$310,143	$336,650
Accounts receivable	142,026	97,722
Inventory	43,380	46,554
Prepaid expenses and other current assets	10,369	16,290
Total current assets	505,918	497,216
Property, plant and equipment, net	311,244	285,970
Operating lease right-of-use assets	6,007	6,481
Restricted cash	500	500
Goodwill	11,549	11,549
Acquired intangible assets, net	2,101	2,152
Other non-current assets	211	208
Total assets	$837,530	$804,076
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,595	$10,292
Accrued expenses and other current liabilities	40,139	45,152
Deferred revenue	2,078	1,742
Operating lease liabilities	2,791	2,727
Total current liabilities	55,603	59,913
Convertible senior notes, net	450,650	449,939
Long-term debt, net	59,448	59,372
Operating lease liabilities, net of current portion	5,521	6,249
Total liabilities	571,222	575,473
Total stockholders’ equity	266,308	228,603
Total liabilities and stockholders’ equity	$837,530	$804,076